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                                                                    EXHIBIT 23.2

                         CONSENT OF ERNST & YOUNG LLP.
                 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-122637) pertaining to the American Reprographics Company 2005 Stock Plan and the American Reprographics Company 2005 Employee Stock Purchase Plan of American Reprographics Company of our report dated February 28, 2003, with respect to the consolidated financial statements and schedule of American Reprographics Holdings, L.L.C. included in the Annual Report (Form 10-K) for the year ended December 31, 2004.

                                                 /s/ ERNST & YOUNG LLP

Woodland Hills, California
March 31, 2005